UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2014 CALIFORNIA FIRST NATIONAL BANCORP (Exact Name of Registrant as Specified in its Charter)
CALIFORNIA (State or other Jurisdiction of Incorporation)	000-15641 (Commission File Number)	33-0964185 (IRS Employer Identification No.)
28 EXECUTIVE PARK, IRVINE, CA 92614 (Address of Principal Executive Offices, Including Zip Code) Registrant's telephone number, including area code: (949) 255-0500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

CFNB Receives Payment of $2.7 Million in LCD Litigation

On October 30, 2014, California First Leasing Corporation and California First National Bank, subsidiaries of California First National Bancorp (“CFNB”), received payment of $1,777,275 and $966,643, respectively, for a total of $2,743,918 related to claims filed in a TFT-LCD products antitrust case (“LCD Litigation”). The amount recovered, net of certain expenses, will be recognized as Other Income by CFNB during the second quarter ending December 31, 2014.

In July 2012, a settlement was approved in antitrust litigation filed against certain manufacturers of TFT-LCD (thin-film transistor liquid display) panels over allegations that between 1999 and 2006 the manufacturers conspired to fix the prices of those panels. The settlement provided for all claims in the LCD Litigation to be filed by December 2012, but CFNB did not receive a notice. In January 2014, CFNB learned that, notwithstanding the December 2012 claims bar date, late claims might be accepted in the LCD Litigation. CFNB filed a claim in January 2014 which it supplemented with additional documentation through May 2014. On October 17, 2014, the judge presiding over the LCD Litigation ruled that late filed claims in the LCD Litigation would be included for payment under the terms of the settlement, but CFNB did not receive documentation of its recovery amount until it received its payments on Thursday, October 30, 2014.

SIGNATURE

CALIFORNIA FIRST NATIONAL BANCORP

                                          (Registrant)

S. Leslie Jewett /s/
S. Leslie Jewett

Executive Vice President

Date: November 3, 2014